UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 22, 2015

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6601 Six Forks Rd., Suite 140
Raleigh, North Carolina 27615

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (919) 480-1518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2015 Mr. Steven Delmar resigned as Chief Financial Officer of Islet Sciences, Inc., a Nevada corporation (the “Company”), and all subsidiaries effective August 15, 2015.

On July 23, 2015 Mr. James Green resigned as Chief Executive Officer of Islet Sciences, Inc., a Nevada corporation (the “Company”), and all subsidiaries effective August 22, 2015.  The termination was for “Good Reason” as defined within his employment agreement.  Mr. Green did not resign from the board of directors.

On July 23, 2015 Dr. William Wilkison resigned as Chief Operating Officer of Islet Sciences, Inc., a Nevada corporation (the “Company”), and all subsidiaries effective August 22, 2015.  The termination was for “Good Reason” as defined within his employment agreement.  Dr. Wilkison did not resign from the board of directors.

Item 8.01 Other

In late June 2015, a lawsuit was brought against the Company by certain shareholders (petitioners), in the District Court, Clark County Nevada to compel the Company to have a shareholder meeting and for a temporary restraining order as set forth in the Company’s Current Report on Form 8-K filed with the SEC on July 15, 2015.   After a hearing, the court ordered that the Company hold a shareholder meeting for the purpose of electing directors to be held in New York, New York within sixty days and agreed to the petitioners request for a temporary restraining order. In light of the court ordered shareholder meeting and temporary restraining order, the Company was unable to continue its then ongoing financing activities which was necessary to make the license for Remogliflozin effective, to provide operating funds for the Company, to fund the development pipeline and to pay current liabilities and other obligations.

On July 17, 2015 petitioners in Nevada filed a notice of non-opposition to the Company's petition for dissolution of the temporary restraining order, stating in their court filings that their primary motivation in seeking injunctive relief from the Court was to prevent the Company from taking actions in raising the $10 million required for the license agreement to become effective. Petitioners also notified the court of a reservation of rights to seek reinstatement of the temporary restraining order in the event circumstances should change.

The Company is now without the vehicle for a financing strategy, has run out of funds and its officers have resigned.  The Company has ceased ongoing operational activities as the Board attempts to find actionable strategies with which to move the Company forward given the limited assets and current financial condition.  These could include, but are not limited to, a sale or license of technology, finding a strategic partner, finding additional investors, selling the Company, or dissolution of the Company.  There is no assurance that any of these or other outcomes will be successful.   There is a significant risk the Company will not find a positive outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: July 27, 2015	By:	/s/ Steven R. Delmar
Name: Steven R. Delmar
Title: Chief Financial Officer